Exhibit 99.1

Implant Sciences Extends Credit Agreements

Credit Extension to Support Implant Sciences’ Current Orders and Future Growth

Wilmington, MA – March 19, 2015 – Implant Sciences Corporation (OTCQB:IMSC), a leading manufacturer of explosives trace detection (ETD) and drugs trace detection solutions for homeland security applications, today announced the extension of its March 2014 secured credit agreements with DMRJ Group, LLC and the group of investors represented by BAM Administrative Services, LLC.

DMRJ has agreed to extend the maturity of all Implant Sciences indebtedness held by DMRJ from March 31, 2015 to March 31, 2016.  No other terms or conditions of the DMRJ credit agreements were changed.

The maturity of the BAM note has been extended from March 31, 2015 to March 31, 2017. As of April 1, 2015, in consideration of the two year extension, the interest rate on the BAM note will increase by 1%. The remaining terms and conditions of the BAM credit agreement remain the same.

“The recent order from the U.S. Transportation Security Administration for the procurement of 1170 of our QS-B220 desktop explosives trace detection systems is the single largest order in our history,” stated Implant Sciences’ CEO, Dr. Bill McGann.  “The combination of approvals from TSA and the European Civil Aviation Conference for the QS-B220 give us potential access to tens of millions of dollars of procurements, both here in the U.S. and in Europe.  We believe these credit extensions provide the time needed as we seek to realize the revenue from these orders. We appreciate the continued support from DMRJ and BAM during this exciting time.”

“The updated agreement gives us the runway we need to implement our plans for growth and profitability”, stated Bob Liscouski, Implant Sciences’ Executive Vice President.  “Our technical team has built what we believe is the best and most reliable explosive trace detection technology in the market, and now it is time for us to win orders and execute as the leader in ETD solutions worldwide.”

Detailed information on the extensions will be made available by the Company’s in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Implant Sciences

Implant Sciences is a leader in developing and manufacturing advanced detection capabilities to counter and eliminate the ever-evolving threats from explosives and drugs. The company's team of dedicated trace detection experts has developed proprietary technologies used in its commercial products, thousands of which have been sold across more than 50 countries worldwide.  The company's explosive trace detection products have received approvals and certifications from several international regulatory agencies, including the TSA in the U.S., STAC in France, the German Ministry of the Interior, and the Ministry of Public Safety in China.  It also received a GSN 2013 Homeland Security Award for "Best Explosives Detection Solution".  All Implant Sciences products are recognized as Qualified Anti-Terrorism Technologies by the Department of Homeland Security. For further details on Implant Sciences and its products, please visit the Company's website at www.implantsciences.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and any related statements of management and representatives of Implant Sciences Corporation (the “Company”) contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "plan," "project," "potential," "seek," "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements.  Such statements are based on management’s current expectations and are subject to significant risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that the Company will be required to repay all of its indebtedness to secured lenders by the due dates; the risk that if the Company is unable to satisfy its obligations to its secured lenders and to raise additional capital to fund operations, lenders may seize the Company’s assets and its business may fail; the Company continues to incur substantial operating losses and may never generate recurring revenue or profitability; the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern; there is no guaranty that the Transportation Security Administration (TSA) or any other U.S. or foreign government and law enforcement agencies or commercial consumers will purchase any of the Company’s explosives detection products or that any new products which the Company may develop will be accepted by the TSA or by such other governments, agencies or consumers; economic, political and other risks associated with international sales and operations could adversely affect the Company’s sales; liability claims related to the Company’s products or the Company’s handling of hazardous materials could damage the Company’s reputation and have a material adverse effect on the Company’s financial results; the Company’s business is subject to intense competition; the Company’s markets are subject to rapid technology change and the Company’s viability will depend on its ability to develop and introduce new products; the Company may not be able to retain its management and key employees or identify, hire and retain additional personnel as needed; the Company may not be able to enforce its patent and other intellectual property rights or operate without infringing on the proprietary rights of others; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could cause the actual results to differ materially from those anticipated in the forward-looking statements.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Implant Sciences Corporation

Company Contact

978-752-1700 x116

info@implantsciences.com

or

Investor Contact

Laurel Moody

646-810-0608

lmoody@corporateprofile.com